Data as of 10/13/15

Manager's Commentary

Market Review

Since the low point in September, Greater China equities have staged a significant recovery. The MSCI Golden Dragon Index was up by more than 8% in US dollar terms for October. In particular, energy companies led the rebound from their previously oversold levels; while defensive sectors, including telecom services and utilities, remained flat.

While the stock market advance surprised investors, the Chinese economy continued to slowdown. In contrast, stabilization seen in some key economic data has been comforting. For example, China's flash manufacturing PMI beat consensus in September, rising to 49.8, and remained unchanged in October. With respect to the services industry, tourism data and retail sales momentum were strong during Golden Week in China, a long holiday following the October 1 National Day, which demonstrated robust consumer spending in China. In terms of monetary policy, the People's Bank of China delivered a sixth interest rate cut which was accompanied by the final push to liberalize deposit rates. The market also welcomed other targeted easing measures, such as a reduction in the minimum down-payment for first home buyers and a tax cut on small car sales. As the month drew to a close, the fifth plenary session of China's Communist Party's Central Committee with respect to the 13 th Five Year Plan, was the focus for many investors. The plan reinforced the future direction of the economy being more innovative, balanced and environmentally-friendly. Policy details are expected to be released in the coming months, however key areas with policy support remain intact, including industrial automation, environmental protection and technology.

In comparison to China and Hong Kong's equity markets, the Taiwan market was less exciting during the month. The technology sector, especially Apple supply chain companies, lagged on concerns of a slowing global semiconductor cycle.

Fund Review

In absolute terms, October was a strong month for Greater China equities with previously oversold industries leading the way. For example, the energy sector returned 12% in US dollar terms; while many automobile manufacturers returned 15% - 20% after the announcement of the tax cut.

Under the relief rally, the Fund struggled to keep pace with the MSCI Golden Dragon Index ("the benchmark index”). The Fund's long term investment approach was the main cause of underperformance; with a focus on turnaround situations that often benefit from structural growth in a particular area. For example, the Fund has held one of the top detractors, Zhuzhou CSR, a railway component manufacturer, in the portfolio for multiple years. Despite the company's impressive long term performance, the stock struggled to rebound as investors traded oversold cyclicals. We believe the secular growth potential and strong track record of such companies will enable ongoing re-ratings and earnings growth; therefore we have maintained the positions. On the other hand, avoiding utility stocks with limited earnings growth potential paid off well during October. The rebound of many internet stocks, especially the industry leaders that are held in the Fund, also contributed positively to performance.

Key Transactions

Our positioning remains largely unchanged with the key transaction for the month being the initiation of Alibaba Group, the Amazon of China. We like the stock as a core internet name of China's e-commerce ecosystem. The stock's price has corrected by more than 30% since its initial public offering and we believe investors' concern about the slowing macro economy is overdone and the risk/return is quite favorable. We expect the rising monetization of Alibaba should lead to a re-acceleration of revenue growth.

Outlook

After the rebound of the Chinese equity market in October, many people questioned the sustainability of this recovery. There are still concerns over whether the extremely high volatility seen this summer will be repeated and cause another market crash, however we believe this is not likely. We also believe some of the reasons for the previous wave of market volatility, such as the surge in margin finance in the China A-share market, have eased and the pressure of forced selling is largely behind us.

The key question is whether economic conditions will continue to worsen after three quarters of weak economic readings. The economy is certainly weak, but everything has a price. If we look at the current valuation of Hong Kong listed Chinese stocks, many are trading close to financial crisis levels. Therefore, if the economic data begins to show signs of stabilization, which would exceed expectations, we believe continued recovery in the equity market is likely. Furthermore, we believe supporting government policies should help relieve the debt burden of many highly leveraged companies and ease the pain of an economic slowdown.

Under the current economic cycle, stock selection is particularly important for investors, as many branches of the economy such as energy, steel, and asset heavy manufacturers, will suffer from the weakening macro environment.

We are investing in companies that can still produce sustainable growth. We like companies within the technology, environmental protection and industrial automation areas, which are likely to be boosted by policy support over the next few years under the 13 th Five Year Plan. We have also been adding to healthcare, in particular pharmaceutical companies, that are building more research and development capabilities.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

In Brief

Fund Data

Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$312.2
Median Market Cap (in billions)	$7.7
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 10/31/15)

	Fund	Benchmark[1]
One Month	6.58%	8.02%
Three Month	-5.01%	-5.85%
One Year	-1.16%	-2.99%
Three Year	9.35%	6.10%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 10/31/15)	$19.91 / $17.49

High / Low Ranges (52-Week)
High / Low NAV	$26.04 / $17.64
High / Low Market Price	$22.41 / $14.64
Premium/Discount to NAV (as of 10/31/15)	-12.15%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	53,723
Expense Ratio	1.34%

Fund Manager

Christina Chung, CFA, CMA
Lead Portfolio Manager

1.	MSCI Golden Dragon Index.

The China Fund, Inc

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	6.58%	-5.01%	-3.68%	-1.16%	9.35%	2.76%	14.67%	10.36%
Market Price	9.93%	-1.46%	-4.06%	-1.95%	8.80%	0.73%	12.58%	9.36%
MSCI Golden Dragon Index	8.02%	-5.85%	-3.24%	-2.99%	6.10%	2.96%	8.70%	—

Calendar Year Returns
	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.

Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at October 31,2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses.

Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Financials	32.01%	40.25%
Information Technology	27.36%	22.07%
Industrials	13.18%	7.86%
Consumer Discretionary	10.86%	5.74%
Consumer Staples	7.45%	2.83%
Telecom Services	4.05%	7.09%
Health Care	2.89%	1.18%
Materials	0.46%	3.32%
Utilities	0.00%	5.39%
Energy	0.00%	4.27%
Other assets & liabilities	1.75%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	77.02%	73.81%
Hong Kong Red Chips	20.02%	12.92%
Hong Kong 'H' shares	20.46%	26.82%
Equity linked securities ('A' shares)	4.99%	0.00%
China 'A' & 'B' shares	0.00%	0.15%
Other Hong Kong securities	31.55%	33.93%
Taiwan	21.21%	26.19%
Other assets & liabilities	1.77%	0.00%

Top 10 Holdings
PING AN INSURANCE (China)	6.49%
TAIWAN SEMIC CO LTD (Taiwan)	5.53%
ICBC LTD (China)	5.29%
TENCENT HOLDINGS LTD (China)	4.58%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.16%
CHINA MOBILE LTD (China)	4.04%
CHINA EVERBRIGHT INTL (China)	3.18%
CHINA MERCHANTS BANK CO LTD (China)	3.15%
DIGITAL CHINA HOLDINGS LTD (China)	3.07%
DELTA ELECTRONICS INC (Taiwan)	3.00%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	12.98	11.29
P/B Ratio	1.72	1.32
Issues in Portfolio	46	279
Foreign Holdings (%)	98.25	100.00
Other assets & liabilities (%)	1.75	0.00
Yield (%)	2.95	3.32

1.	MSCI Golden Dragon Index.

The China Fund, Inc

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index
The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Financials					32.01
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	43.70	3,594,000	20,265,261	6.49
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	4.95	25,873,000	16,525,122	5.29
HONG KONG EXCHANGES AND CLEARING LTD	388	203.20	495,300	12,986,279	4.16
CHINA MERCHANTS BANK CO LTD	3968	20.35	3,743,000	9,828,267	3.15
SUN HUNG KAI PROPERTIES LTD	16	104.00	688,000	9,232,397	2.96
CATHAY FINANCIAL HOLDING CO LTD	2882	46.40	5,305,000	7,582,423	2.43
CHINA OVERSEAS LAND & INVESTMENT LTD	688	25.20	2,134,000	6,938,852	2.22
FUBON FINANCIAL HOLDING CO LTD	2881	52.70	4,270,000	6,931,754	2.22
CHINA LIFE INSURANCE CO LTD	2628	28.05	1,612,000	5,834,325	1.87
HONGKONG LAND HOLDINGS LTD	H78	7.51	497,000	3,732,470	1.20
CHINA OVERSEAS PROPERTY HOLDINGS LTD	2669	1.32	711,332	121,154	0.04
Information Technology					27.33
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	136.50	4,109,000	17,277,204	5.53
TENCENT HOLDINGS LTD	700	146.20	757,500	14,289,687	4.58
DIGITAL CHINA HOLDINGS LTD	861	7.92	9,391,000	9,596,872	3.07
DELTA ELECTRONICS INC	2308	166.00	1,835,000	9,383,153	3.00
ADVANTECH CO LTD	2395	233.50	1,203,841	8,658,859	2.77
LARGAN PRECISION CO LTD	3008	2,535.00	88,000	6,871,717	2.20
HERMES MICROVISION INC	3658	1,255.00	124,000	4,793,691	1.53
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.72	40,687,000	3,779,905	1.21
BAIDU INC	BIDU	187.47	15,821	2,965,963	0.95
GOLDPAC GROUP LTD	3315	4.02	5,521,000	2,863,759	0.92
ALIBABA GROUP HOLDING LTD	BABA	83.83	33,166	2,780,306	0.89
ASM PACIFIC TECHNOLOGY LTD	522	55.30	295,700	2,109,935	0.68
Industrials					13.17
CHINA EVERBRIGHT INTERNATIONAL LTD	257	12.54	6,140,000	9,934,788	3.18
BEIJING ENTERPRISES HOLDINGS LTD	392	48.95	1,327,000	8,381,395	2.68
ZHUZHOU CSR TIMES ELECTRIC CO LTD	3898	50.65	732,000	4,783,912	1.53
CRRC CORP LTD	1766	9.94	3,697,000	4,741,639	1.52
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	11.80	2,110,000	3,212,604	1.03
QINGDAO PORT INTERNATIONAL CO LTD	6198	3.74	6,596,000	3,183,061	1.02
CK HUTCHISON HOLDINGS LTD	1	106.90	216,500	2,986,265	0.96
HSBC BANK PLC (exch. for XJ ELECTRIC CO)	N/A	3.05	864,000	2,632,608	0.84
CITIGROUP GLOBAL MARKETS HOLD (exch. for XJ ELECTRIC CO)	N/A	3.04	419,748	1,276,034	0.41
Consumer Discretionary					10.86
QINGLING MOTORS CO LTD	1122	2.50	28,960,000	9,341,815	2.99
LI & FUNG LTD	494	6.31	9,798,000	7,977,365	2.55
MERIDA INDUSTRY CO LTD	9914	190.50	805,000	4,723,844	1.51
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.15	1,143,908	3,603,310	1.15
SANDS CHINA LTD	1928	28.15	868,000	3,152,759	1.01
CLSA GLOBAL MARKETS PTE LTD (exch. for CHONG QING CHANGAN AUTO)	N/A	2.42	739,970	1,793,687	0.57
CITIGROUP GLOBAL MKTS HLDGS IN (exch. for CHONG QING CHANGAN AUTO)	N/A	2.43	558,897	1,358,120	0.43
WAR HSBC BANK PLC (exch. for CHONG QING CHANGAN AUTO)	N/A	2.44	487,000	1,186,332	0.38
ZHONGSHENG GROUP HOLDINGS LTD	881	3.22	1,844,500	766,350	0.25
Consumer Staples					7.44
WANT WANT CHINA HOLDINGS LTD	151	6.46	11,207,000	9,341,456	2.99
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.86	50,320,000	5,583,825	1.79
HENGAN INTERNATIONAL GROUP CO LTD	1044	83.65	425,500	4,592,596	1.47
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.42	371,242	2,012,132	0.64
CLSA GLOBAL MARKETS PTE LTD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.43	315,651	1,713,038	0.55
Telecom Services					4.04
CHINA MOBILE LTD	941	92.75	1,055,500	12,631,789	4.04

The China Fund, Inc

Portfolio in Full	Company				% of
Sector	(exchange ticker)	Market Price	Holding	Value US$	net assets
Health Care					2.87
CSPC PHARMACEUTICAL GROUP LTD	1093	7.22	5,804,000	5,407,012	1.73
3SBIO INC	1530	8.71	3,175,500	3,568,806	1.14
Materials					0.46
TIANGONG INTERNATIONAL CO LTD	826	0.72	15,318,000	1,423,073	0.46

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

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